Press Release

Exhibit 99.1
Company Contact:

Jill Hewitt
Senior Vice President
OceanFirst Financial Corp.
Tel: (732) 240-4500, ext. 7513
Email: jhewitt@oceanfirst.com

FOR IMMEDIATE RELEASE

OCEANFIRST FINANCIAL CORP.
ANNOUNCES APPOINTMENT OF
PATRICIA L. TURNER TO
THE BOARD OF DIRECTORS

RED BANK, N.J., September 24, 2020…OceanFirst Financial Corp. (NASDAQ:OCFC), the holding company for OceanFirst Bank, today announced the Board of Directors appointment of Patricia L. Turner, MD, MBA, FACS, to the Boards of OceanFirst Financial Corp. and OceanFirst Bank N.A.
Dr. Patricia Turner is director of the division of member services for the American College of Surgeons, a scientific and educational association of more than 82,000 members dedicated to improving the care of surgical patients and to safeguarding standards of care. In addition to her position at the American College of Surgeons, Dr. Turner is currently a clinical associate professor of surgery at The University of Chicago School of Medicine.
Dr. Turner is a leading advocate for post-graduate education reform, for enhanced quality efforts, and for leveraging the influence of organized medicine. Dr. Turner’s past leadership roles in national organizations include serving as president of the Surgical Section of the National Medical Association, president of the Society of Black Academic Surgeons, councilor for the Southeastern Surgical Congress, and chair of the AMA Council on Medical Education. She holds a BA from the University of Pennsylvania, an MD from the Bowman Gray School of Medicine of Wake Forest University, and a MBA from the Robert H. Smith School of Business at the University of Maryland. She has received numerous awards as a surgeon and a leader and, most recently, was recognized as one of Business Poets & Quants’ Best and Brightest EMBAs and was selected as the commencement speaker for the University of Maryland Robert H. Smith School of Business class of 2020.
Dr. Turner’s perspective regarding the healthcare and regulated industries, leadership skills, and background in professional education and governance will provide valuable insight and contributions to the growth of the Company.
OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank N.A., founded in 1902, is an $11.3 billion regional bank operating throughout New Jersey, metropolitan Philadelphia and metropolitan New York City. OceanFirst Bank delivers commercial and residential financing solutions, trust and asset management, and deposit services and is one of the largest and oldest community-based financial institutions headquartered in New Jersey.
OceanFirst Financial Corp.'s press releases are available at www.oceanfirst.com.

Forward-Looking Statements

In addition to historical information, this news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," "will," "should," "may," "view," "opportunity," "potential," or similar expressions or expressions of confidence. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to: changes in interest rates, general economic conditions, levels of unemployment in the Bank’s lending area, real estate market values in the Bank’s lending area, future natural disasters and increases to flood insurance premiums, the level of prepayments on loans and mortgage-backed securities, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company's market area and accounting principles and guidelines. These risks and uncertainties are further discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent securities filings and should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

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